Exhibit 10.3

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of November 13, 2022, by and among TLG Acquisition One Corp., a Delaware corporation (“Parent”), Electriq Power, Inc., a Delaware corporation (the “Company”) and the undersigned stockholder of the Company (the “Stockholder”). Each of Parent, the Company and the Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, Eagle Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Company, propose to enter into, simultaneously herewith, a Merger Agreement (the “Merger Agreement”), a copy of which has been made available to the Stockholder, which provides, among other things, that, upon the terms and subject to the conditions thereof, (a) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent and (b) each share of Company Capital Stock that is issued and outstanding immediately prior to the Effective Time (including the Subject Shares (as defined below)) will be converted into the right to receive a portion of the Cash Consideration and Stock Consideration, in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the sole record owner and sole beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over (a) the number of shares of Common Stock of the Company, par value $0.0001 per share (“Company Common Stock”), set forth on Schedule A next to the heading “Company Common Stock,” (b) the number of shares of Seed Preferred of the Company, par value $0.001 per share (“Company Seed Preferred Stock”), set forth on Schedule A next to the heading “Company Seed Preferred Stock”, (c) the number of shares of Seed-1 Preferred of the Company, par value $0.0001 per share (“Company Seed-1 Preferred Stock”), set forth on Schedule A next to the heading “Company Seed-1 Preferred Stock”, and (d) the number of shares of Seed-2 Preferred of the Company, par value $0.0001 per share (“Company Seed-2 Preferred Stock”, and with the Company Seed Preferred Stock and Company Seed-1 Preferred Stock, the “Company Preferred Stock”, and collectively the Company Common Stock and Company Preferred Stock, the “Company Capital Stock”), set forth on Schedule A next to the column heading “Company Seed-2 Preferred Stock” (all such shares of Company Common Stock specified on Schedule A next to the heading “Company Common Stock” shall be referred to herein as the Stockholder’s “Subject Common Shares”, all such shares of Company Preferred Stock specified on Schedule A next to the headings “Company Seed Preferred Stock,” “Company Seed-1 Preferred Stock” and “Company Seed-2 Preferred Stock” shall be referred to herein as the Stockholder’s “Subject Preferred Shares,” and the Stockholder’s Subject Common Shares and Subject Preferred Shares and any other shares of Company Common Stock or Company Preferred Stock the Stockholder may hereafter acquire prior to the termination of this Agreement pursuant to Section 5(b) shall be referred to herein collectively as the Stockholder’s “Subject Shares”); and

WHEREAS, as a condition to Parent’s willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.    Agreement to Vote Subject Shares.

(a)    The Stockholder hereby irrevocably and unconditionally agrees that, as promptly as practicable and in any event not later than two (2) Business Days after the Form S-4 is declared effective by the SEC, that the Stockholder shall validly execute and deliver (or cause to be validly executed and delivered) to Parent and the Company in accordance with all applicable procedures a written consent in the form attached hereto as Exhibit A (the “Written Consent”) voting all of the Subject Shares in favor of the adoption of the Merger Agreement and the approval of all related documentation and other action in support of the transactions contemplated by the Merger Agreement, including the Company Preferred Stock Conversion.

(b)    The Stockholder covenants and agrees that, until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, the Stockholder will at any meeting of the stockholders of the Company (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the stockholders of the Company (whenever presented), cause the Subject Shares to be voted (including via proxy) (i) in favor of the Merger and the transactions contemplated by the Merger Agreement, including the Company Preferred Stock Conversion, (ii) in favor of any proposal to adjourn a meeting of the stockholders at which there is a proposal to adopt the Merger Agreement if there are not sufficient votes to adopt the proposals described in clause (i) above or if there are not sufficient shares of Company Common Stock and Company Preferred Stock present in person or represented by proxy to constitute a quorum, (iii) against any Competing Company Transactions or the adoption of any agreement to enter into a Competing Company Transaction, (iv) except with respect to any Adverse Amendment (as defined herein), in any other circumstances upon which a consent or other approval is required under the Company’s Restated Certificate of Incorporation (the “Company Charter”) or otherwise sought with respect to the Merger Agreement, to vote, consent or approve (or cause to be voted, consented or approved) all of the Stockholder’s Subject Shares held at such time in favor thereof, (v) against and withhold consent with respect to any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the Merger), (vi) against any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent or the Company Preferred Stock Conversion, and (vii) against any proposal, action or agreement that would impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Merger or the Company Preferred Stock Conversion or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement.

(c)    The Stockholder shall not enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1. Any attempt by the Stockholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), its Subject Shares in contravention of this Section 1 shall be null and void ab initio.

2.    Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent that:

(a)    The Stockholder, if not a natural person, is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is incorporated or constituted. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity (the “Enforceability Limitations”). If the Stockholder is married, and any of the Subject Shares of the Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by the Stockholder’s spouse and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.

(b)    Neither the execution and delivery of this Agreement by the Stockholder nor performance by the Stockholder of the obligations herein nor the compliance by the Stockholder with any provisions herein will (i) if not a natural person, violate the certificate or articles of incorporation, bylaws or other governing documents of the Stockholder, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person on the part of the Stockholder, except as provided in the (A) Company Charter, or (B) the Bylaws of the Company (collectively (A) and (B), the “Company Governing Documents”), (iii) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance (as defined below) on the Subject Shares, other than any Permitted Encumbrance (as defined below), or (iv) violate any Law applicable to the Stockholder or by which any of the Stockholder’s Subject Shares are bound, except, in the case of each of clauses (iii) and (iv), as would not reasonably be expected to materially impair the Stockholder’s ability to perform its obligations hereunder.

(c)    As of the date hereof, the Stockholder is the record and beneficial owner of all of the Subject Shares set forth on Schedule A and has good and marketable title to all of such Subject Shares, free and clear of any encumbrances, security interests, claims, pledges, proxies, options, right of first refusals, voting restrictions, limitations on dispositions, voting trusts or agreements, options or any other liens or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (i) this Agreement, (ii) any Lock-Up Agreement entered into by and between the Stockholder, Parent and the Company, (iii) any applicable restrictions on transfer under applicable securities Laws, and (iv) the Company Governing Documents (collectively, “Permitted Encumbrances”). The Subject Shares listed on Schedule A constitute all of the Company Common Stock and Company Preferred Stock owned by the Stockholder as of the date hereof and, other than such Subject Shares, as of the date of this Agreement, there are no (A) other shares of Company Common Stock or Company Preferred Stock, (B) securities of the Company convertible into or exchangeable for shares of Company Capital Stock or voting securities of the Company or (C) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for Company Capital Stock or voting securities of the Company, in each case, held of record or beneficially owned by the Stockholder or in respect of which the Stockholder has full voting power.

(d)    The Stockholder has, as of the date hereof and, except pursuant to a permitted transfer pursuant to Section 4(b) hereof, will have until the termination of this Agreement, sole and full voting power and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all the Stockholder’s Subject Shares currently owned or hereinafter acquired. None of the Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or restriction of any kind or nature with respect to the voting of such Subject Shares, except pursuant to the Company Governing Documents.

(e)    There is no Action pending against the Stockholder or, to the knowledge of the Stockholder, any other Person or, to the knowledge of the Stockholder, threatened against the Stockholder or any other Person, if successful, would reasonably be expected to materially impair the Stockholder’s ability to perform its obligations hereunder.

(f)    The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery, and performance of this Agreement.

(g)    Other than as expressly contemplated by the Merger Agreement or the disclosure schedules thereto, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

(h)    The Stockholder acknowledges that the Stockholder has adequate information concerning the business and financial condition of the Company and Parent to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent, the Company or any affiliate thereof, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder acknowledges that the Stockholder has received and reviewed this Agreement and the Merger Agreement and has had the opportunity to seek independent legal advice prior to executing this Agreement.

3.    Representations and Warranties of Parent. Parent represents and warrants to the Stockholder that:

(a)    Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted.

(b)    Parent has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to comply with any provisions herein. The execution and delivery of this Agreement by Parent has been duly and validly authorized by all necessary entity action on the part of Parent, and no other entity proceedings on the part of Parent are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Merger Subs, enforceable against Parent and Merger Subs in accordance with its terms, subject to the Enforceability Limitations.

4.    Additional Covenants of the Stockholder.

(a)    Subject to Section 4(b), until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, the Stockholder agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), gift, pledge dispose of or otherwise encumber any of the Subject Shares or otherwise agree to do any of the foregoing, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Subject Shares. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

(b)    Section 4 shall not prohibit a transfer of Subject Shares by the Stockholder made: (i) in the case that the Stockholder is an individual, by gift to a member of one of the Stockholder’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the Stockholder’s immediate family, an affiliate of such person or to a charitable organization; (ii) in the case that the Stockholder is an individual, by virtue of laws of descent and distribution upon death of the Stockholder; (iii) in the case that the Stockholder is an individual, pursuant to a qualified domestic relations order; (iv) in the case that the Stockholder is not a natural person, by pro rata distributions from the Stockholder to its members, current and former general and limited partners, or stockholders pursuant to the Stockholder’s organizational documents or related agreements as in effect from time to time; (v) by virtue of applicable law or the Stockholder’s organizational documents upon liquidation or dissolution of the Stockholder; (vi) in the case that the Stockholder is not a natural person, to any employees, officers, directors, equityholders or members of the Stockholder, or to any affiliates of the

Stockholder; provided that a transfer referred to in Section 4(b)(i), (iv), or (vi) shall be permitted only if, (A) as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement and (B) such transfer is effected no later than three (3) Business Days prior to the date on which the Form S-4 is declared effective.

(c)    From the date of this Agreement until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, the Stockholder shall not engage in any transactions involving the securities of Parent without Parent’s prior written consent; provided that this Section 4(c) shall not apply to transactions involving any securities of Parent held by the Stockholder as of or prior to the date of this Agreement.

(d)    The Stockholder shall not, and shall cause its Affiliates not to and shall direct its Representatives not to, bring, commence, institute, maintain, voluntarily aid or prosecute any claim, appeal or proceeding which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (ii) alleges that the execution and delivery of this Agreement by the Stockholder breaches any duty that the Stockholder has (or may be alleged to have) to the Company or to the other holders of Subject Shares; provided that the foregoing shall not limit or restrict in any manner the rights of the Stockholder to enforce the terms of this Agreement or its rights under the Merger Agreement.

(e)    The Stockholder shall permit and hereby consents to and authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC and, to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any press release or other disclosure document that Parent and/or the Company reasonably determines to be necessary in connection with the Merger and any of the transactions contemplated by the Merger Agreement, a copy of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement. The Stockholder will notify Parent and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The parties hereto agree that the Stockholder’s identity and ownership of the Subject Shares will not be included in a press release or other public disclosure (other than a filing with the SEC) without the Stockholder’s prior consent.

(f)    In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Stockholder’s Subject Shares, the terms of this Agreement shall apply to the resulting securities. In the event that the Stockholder acquires beneficial ownership of any additional Company Common Stock, Company Preferred Stock or any other shares of capital stock of the Company (collectively, “New Securities”), or the right to vote or share in the voting of any such New Securities, then without any further action by any Party such New Securities acquired by the Stockholder shall be subject to the terms of this Agreement to the same extent as if they were owned or controlled by the Stockholder as of the date hereof and shall be deemed Subject Shares.

(g)    The Stockholder, by this Agreement, and with respect to the Stockholder’s Subject Shares, severally and not jointly, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time and provided that all Terminating Rights (as defined below) between the Company or any of its subsidiaries and any other holder of Company capital stock shall also terminate at such time, and any rights under any letter agreement providing for redemption rights, put rights, purchase rights, information rights, rights to consult with and advise management, inspection rights, preemptive rights, board of directors observer rights or rights to receive information delivered to the board of directors or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between the Stockholder and the Company, but excluding, for the avoidance of doubt, any rights the Stockholder may have that relate to any indemnification, commercial, development or employment agreements or arrangements between such Stockholder and the Company or any subsidiary of the Company, which shall survive in accordance with their terms.

(h)    The Stockholder will not make any public announcement or issue any public communication regarding the Merger Agreement, the transactions contemplated thereby or any matter related to the foregoing, without the prior written consent of the Parent and the Company, except: (i) if such announcement or other communication is required by applicable Law or the rules of any stock exchange, in which case the Stockholder shall, to the extent permitted by applicable Law, first allow the Parent and the Company to review such announcement or communication and have the opportunity to comment thereon and the Stockholder shall consider such comments in good faith; (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 4(h); and (iii) announcements and communications to Governmental Authorities in connection with registrations, declarations and filings required to be made as a result of the Merger Agreement.

(i)    The Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that the Stockholder may have by virtue of, or with respect to, any shares of Company Capital Stock owned by the Stockholder (including all rights under Section 262 of the General Corporation Law of the State of Delaware).

(j)    The Stockholder hereby terminates and waives all rights of first refusal, redemption rights and rights of notice of the Merger and the other transactions contemplated by the Merger Agreement, effective as of immediately prior to, and contingent upon, the Effective Time.

(k)    Until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, the Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or Representatives, directly or indirectly, to: (i) solicit, initiate, endorse, encourage or facilitate the making by any Person (other than the other parties to the Merger Agreement) of any Competing Company Transaction; (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Competing Company Transaction; (iii) execute or enter into any Contract constituting or relating to any Competing Company Transaction, or approve or recommend or propose to approve or recommend any Competing Company Transaction or any Contract constituting or relating to any Competing Company Transaction (or authorize or resolve to agree to do any of the foregoing actions); or (iv) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the shares of Company Capital Stock intending to facilitate any Competing Company Transaction or cause stockholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement. The Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in this Section 4(k).

(l)    Notwithstanding anything to the contrary in this Agreement, if Parent waives, releases, terminates, shortens, or otherwise amends or modifies any lock-up restrictions contained in an agreement between Parent and/or the Company and a holder of Parent Class A Common Stock (an “Other Lock-Up Holder”), including but not limited to the lock-up restrictions set forth in that certain Sponsor Agreement and any such action, except in respect to (x) the amendment of the Insider Letter Agreement (as defined in the Sponsor Agreement) set forth in Section 4(d) of the Sponsor Agreement and (y) a number of shares of Parent Class A Common Stock that is not more than 0.1% of the total outstanding shares of Parent Common Stock at such time held by persons that, individually, hold less than one percent of the outstanding shares of Parent Common Stock (a “Release”), then the Release shall apply pro rata and on the same terms to the lock-up of the Subject Shares pursuant to Section 4(b) hereunder and the provisions of Section 4(b) shall be deemed immediately and automatically waived, released, terminated, shortened, amended or modified, as the case may be, without further action of the parties. Notwithstanding the foregoing, the provisions of Section 4(b) shall not be deemed waived, released, terminated, shortened, amended or modified if any such waiver, release, termination, shortening, amendment or modification also includes terms that would further obligate or are otherwise adverse to an Other Lock-Up Holder; provided, however, that in any such circumstances Stockholder shall be granted equal opportunity to participate in such Release on equal terms to the parties thereto prior to the effectiveness thereof. Prior to any Release, Parent will provide reasonable advance written notice (in no case less than five (5) Business Days) to Stockholder indicating that Parent plans to take a specified action with respect to the Release and setting forth the terms of any such Release.

5.    Miscellaneous.

(a)    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery); provided that the notice or other communication is sent to the address or email address set forth (i) if to Parent, to the address or email address set forth in Section 8.1 of the Merger Agreement and (ii) if to the Stockholder, to the Stockholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

(b)    This Agreement, the covenants and agreements contained herein shall terminate automatically with respect to the Stockholder, without any notice or other action by any person, upon the first to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the mutual written agreement of Parent and the Stockholder; provided that the Stockholder in its sole discretion may terminate this Agreement, following any material modification or amendment to, or the waiver of any provision of, the Merger Agreement, as in effect on the date hereof, (A) that reduces the aggregate amount or form of consideration payable to the Stockholder in respect of the Stockholder’s shares of capital stock of the Company in a manner that is materially adverse to the Stockholder, or (B) modifies the conditions of the obligations of the parties to the Merger Agreement to consummate the Transactions in a manner that adversely affects in any material respect the Stockholder (any such amendment, an “Adverse Amendment”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that the provisions of this Section 5 shall survive any termination of this Agreement; provided further, that nothing herein shall relieve any Party from liability for (i) any willful and intentional breach of any covenant or agreement set forth in this Agreement by such Party occurring prior to such termination or (ii) such Party’s Actual Fraud.

(c)    Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d)    The Company hereby agrees that the Company shall not, without the prior written consent of a majority of the Company Capital Stock held by the stockholders who have executed and delivered to the Company and Parent this Agreement (or agreements in substantially similar form), amend or modify, or cause to be amended or modified, the Merger Agreement in any manner that would materially and adversely affect the stockholders in their capacity as a stockholder of the Company.

(e)    All fees and expenses incurred in connection herewith shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated, except as expressly provided otherwise herein or in the Merger Agreement.

(f)    This Agreement, together with the Merger Agreement, Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (i) Parent, in the case of an assignment by the Stockholder (other than in the case of permitted transfer under Section 4(b)) and (ii) the Stockholder, in the case of an assignment by Parent. Any assignment in violation of this Section 5(e) shall be null and void ab initio.

(g)    The parties agree that irreparable damage may occur in the event that the Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent may be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity without the requirement to post any bond or other security. Any and all remedies herein expressly conferred upon Parent will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon Parent, and the exercise by Parent of any one remedy will not preclude the exercise of any other remedy.

(h)    This Agreement and all related Actions shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The parties hereto expressly incorporate by reference Section 8.8 (Jurisdiction) of the Merger Agreement to apply to this Agreement mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

(i)    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(j)    This Agreement shall be binding upon and inure to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever under or by reason of this Agreement upon any person other than each party hereto.

(k)    Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(l)    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Ancillary Agreements shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

(m)    The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all persons and vice versa. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any person by virtue of the authorship of any provision of this Agreement.

(n)    The Stockholder agrees that if any further agreements, deeds, assignments, assurances or other instruments are reasonably necessary to effectuate the covenants in this Agreement, the Stockholder will, upon reasonable written request of the Stockholder by Parent and at Parent’s cost and expense, execute and deliver all such proper agreements, deeds, assignments, assurances and other instruments and take other reasonable action as permissible to do all other things reasonably necessary to effectuate the covenants in this Agreement and otherwise to carry out the purposes of this Agreement.

(o)    Except for claims pursuant to the Merger Agreement or any other Ancillary Document by any party thereto against any other party thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company or Parent, and (b) none of the Company or Parent shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

(p)    Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a record holder and beneficial owner of the Subject Shares, and not in the Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any Employee Plan of the Company, and (ii) nothing herein will be construed to limit or affect any action or inaction by the Stockholder or any representative of the Stockholder serving as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.

TLG ACQUISITION ONE CORP.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.

ELECTRIQ POWER, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.

By:
Name:
Title:

Address:

Attn:
E-mail:

with a copy (which shall not constitute notice) to:

Attn:
E-mail:

[Signature Page to Support Agreement]

SCHEDULE A

Class/Series Securities	Number of Shares
Company Common Stock	[	●]
Company Seed Preferred Stock	[	●]
Company Seed-1 Preferred Stock	[	●]
Company Seed-2 Preferred Stock	[	●]

[Schedule A to Support Agreement]

EXHIBIT A

WRITTEN CONSENT

Intentionally Omitted

15